Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in:
Registration Statement No. 333-56661 on Form S-8 (as amended by Post-Effective Amendment No.1) pertaining to the Northshore Mining Company and Silver Bay Power Company Retirement Savings Plan and the related prospectus;
Registration statement No. 333-06049 on Form S-8 pertaining to the Cliffs Natural Resources Inc. Nonemployee Directors’ Compensation Plan;
Registration Statement No. 333-64008 on Form S-8 (as amended by Post-Effective Amendment No.1 and Post-Effective Amendment No.2) pertaining to the Cliffs Natural Resources Inc. Nonemployee Directors’ Compensation Plan (as amended and restated as of January 1, 2004);
Registration Statement No. 333-184620 on Form S-8 pertaining to the Cliffs Natural Resources Inc. 2012 Incentive Equity Plan;
Registration Statement No. 333-197687 on Form S-8 pertaining to the Cliffs Natural Resources Inc. Amended and Restated 2012 Incentive Equity Plan;
Registration Statement No. 333-197688 on Form S-8 pertaining to the Cliffs Natural Resources Inc. 2014 Nonemployee Directors’ Compensation Plan;
Registration Statement No. 333-204369 on Form S-8 pertaining to the Cliffs Natural Resources Inc. 2015 Equity and Incentive Compensation Plan; and
Registration Statement No. 333-206487 on Form S-8 pertaining to the Cliffs Natural Resources Inc. 2015 Employee Stock Purchase Plan.
of our reports relating to the consolidated financial statements and financial statement schedule of Cliffs Natural Resources Inc. and the effectiveness of Cliffs Natural Resources Inc.’s internal control over financial reporting dated February 24, 2016 appearing in the Annual Report on Form 10-K of Cliffs Natural Resources Inc. for the year ended December 31, 2015.
/s/ Deloitte & Touche LLP
Cleveland, Ohio
February 24, 2016